Exhibit 23.2


                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


We consent to incorporation herein by reference of our report dated November 30, 1999, relating to the consolidated balance sheet of SoftNet Systems, Inc. and Subsidiaries as of September 30, 1999 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related schedule, which reports appear in the September 30, 1999, annual report on Form 10-K of SoftNet Systems, Inc.





KPMG LLP
Mountain View, California
March 21, 2000